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As filed with the Securities and Exchange Commission on January 10, 2020

Registration Statement No. 333-235614

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Golar LNG Partners LP
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands (State or other jurisdiction of incorporation or organization)	4400 (Primary Standard Industrial Classification Code Number)	98-0565772 (I.R.S. Employer Identification No.)

2nd Floor, S.E. Pearman Building
9 Par-la-Ville Road
Hamilton, Bermuda HM 11
+1 (441) 295-4705
(Address and telephone number of Registrant's principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
(302) 738-6680
(Name, address, and telephone number of agent for service)

Copies to:

Catherine S. Gallagher
Baker Botts L.L.P.
1299 Pennsylvania Avenue NW
Washington, DC 20004
Tel. (202) 639-7700
Fax (202) 639-7890

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

         If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

         If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

         Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

         If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(b) of the Securities Act. ☐

†
The term "new or revised financial accounting standard" refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 10, 2020

P R O S P E C T U S

Common Units Representing Limited Partner Interests
Other Classes of Units Representing Limited Partner Interests
Options
Warrants
Rights
Debt Securities

        We may from time to time, in one or more offerings, offer and sell common units and other units representing limited partner interests in Golar LNG Partners LP, as well as options, warrants or rights to purchase common units or other classes of units or any combination thereof, and the debt securities described in this prospectus. We refer to the common units and other units representing limited partner interests in Golar LNG Partners LP, the options, warrants and rights to purchase common units or other classes of units and the debt securities collectively as the "securities." The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $600 million.

        The selling unitholder identified in this prospectus may, from time to time, in one or more offerings, offer and sell up to 21,226,586 common units. We will not receive any proceeds from the sale of these common units by the selling unitholder. For a more detailed discussion of the selling unitholder, please read "Selling Unitholder."

        We or the selling unitholder may offer and sell these securities in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering. This prospectus describes the general terms of these securities and the general manner in which we or the selling unitholder will offer the securities. The specific terms of any securities that we or the selling unitholder offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we or the selling unitholder will offer the securities, and also may add, update or change information contained in this prospectus. The names of any underwriters and the specific terms of a plan of distribution will be stated in the prospectus supplement.

        Our common units are traded on The Nasdaq Global Market (the "NASDAQ"), under the symbol "GMLP," and our 8.75% Series A Cumulative Redeemable Preferred Units ("Series A Preferred Units") are traded on the NASDAQ under the symbol "GMLPP." We will provide information in the related prospectus supplement for the trading market, if any, for any securities that may be offered.

        Investing in our securities involves risks. You should carefully consider the risk factors described under "Risk Factors" on page 8 of this prospectus before you make an investment in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2020.

        In making your investment decision, you should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference in this prospectus. Neither we nor the selling unitholder have authorized anyone else to give you different information. Neither we nor the selling unitholder are offering these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents. We will disclose any material changes in our affairs in an amendment to this prospectus, a prospectus supplement or a future filing with the Securities and Exchange Commission, or the SEC, incorporated by reference in this prospectus.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form F-3 that we filed with the SEC using a "shelf" registration process. Under this shelf registration process, we may, from time to time, offer and sell up to $600 million in total aggregate offering price of any combination of the securities described in this prospectus. In addition, the selling unitholder may over time, in one or more offerings, offer and sell up to 21,226,586 of our common units. This prospectus generally describes Golar LNG Partners LP and the securities that may be offered hereunder by us or the selling unitholder. Each time we or the selling unitholder sell any securities offered by this prospectus, we will provide you with this prospectus and a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered. Because the selling unitholder may be deemed to be "underwriter" under the Securities Act of 1933, as amended (the "Securities Act"), each time the selling unitholder sells any common units offered by this prospectus, the selling unitholder is required to provide you with this prospectus and the related prospectus supplement containing specific information about the selling unitholder and the terms of the common units being offered in the manner required by the Securities Act. Any prospectus supplement may also add, update or change information contained in this prospectus. To the extent information in this prospectus is inconsistent with the information contained in a prospectus supplement, you should rely on the information in the prospectus supplement.

        The information in this prospectus is accurate as of its date. Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Before you invest in our securities, you should carefully read this prospectus and any prospectus supplement and the additional information incorporated by reference in this prospectus and any prospectus supplement (including the documents described under the heading "Where You Can Find More Information"). You should read both this prospectus and any prospectus supplement, together with additional information described under the heading "Where You Can Find More Information," and any additional information you may need to make your investment decision.

        Unless the context otherwise requires, references in this prospectus to "Golar LNG Partners LP," "Golar LNG Partners," the "Partnership," "we," "our," "us" or similar terms refer to Golar LNG Partners LP, a Marshall Islands limited partnership, or any one or more of its subsidiaries. References in this prospectus to "our general partner" refer to Golar GP LLC, the general partner of the Partnership. References in this prospectus to "Golar" refer, depending on the context, to Golar LNG Limited and to any one or more of its direct and indirect subsidiaries.

 WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended (or the Exchange Act), applicable to a foreign private issuer and, accordingly, file or furnish reports, including annual reports on Form 20-F, reports on Form 6-K, and other information with the SEC. Our filings with the SEC are available to the public through the SEC's web site on the Internet at www.sec.gov free of charge. You can also obtain information about us at the offices of the Nasdaq Global Market at One Liberty Plaza, 165 Broadway, New York, NY 10006, or on our website at www.golarlngpartners.com. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website as part of this prospectus.

        This prospectus is part of a registration statement on Form F-3 filed by us with the SEC under the Securities Act. As permitted by the SEC, this prospectus does not contain all the information in the registration statement filed with the SEC. For a more complete understanding of this offering, you should refer to the complete registration statement (including exhibits) on Form F-3 that may be obtained as described above. Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

        As a foreign private issuer, we are exempt under the Exchange Act from, among other things, certain rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal unitholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act, including the filing of quarterly reports or current reports on Form 8-K. However, we intend to make available quarterly reports containing our unaudited interim financial information for the first three fiscal quarters of each fiscal year.

        The SEC allows us to "incorporate by reference" into this prospectus information that we file with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Any reports filed by us with the SEC after the date of this prospectus will be incorporated by reference into this prospectus and will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules).

        We incorporate by reference into this prospectus the documents listed below:

  •
  our annual report on Form 20-F for the fiscal year ended December 31, 2018, filed on March 29, 2019 (our "2018 Annual Report");

  •
  our reports on Form 6-K filed on May 22, 2019, September 4, 2019, October 1, 2019 and November 26, 2019;

  •
  all our annual reports on Form 20-F and all reports on Form 6-K that we expressly identify in such reports as being incorporated by reference into the registration statement of which this prospectus is a part, that we file with or furnish to the SEC pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act; (i) subsequent to the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement of which this prospectus is a part and (ii) subsequent to the date of this prospectus and prior to the completion of each offering under this prospectus;

  •
  the description of our common units contained in our Registration Statement on Form 8-A/A filed on November 13, 2017 including any subsequent amendments or reports filed for the purpose of updating such description; and

  •
  the description of our Series A Preferred Units contained in our Registration Statement on Form 8-A filed on October 31, 2017 and including any subsequent amendments or reports filed for the purpose of updating such description.

        These reports contain important information about us, our financial condition and our results of operations.

        You may obtain a copy of the above-mentioned filings or any subsequent filing we incorporated by reference into this prospectus or any prospectus supplement through the SEC or the SEC's website as described above. You may also obtain copies of these documents free of charge by writing or telephoning us at the following address:

Golar LNG Partners LP
Attn: Investor Relations
2nd Floor S.E. Pearman Building
9 Par-la-Ville Road
Hamilton, HM11, Bermuda
+1 (441) 295-4705

FORWARD-LOOKING STATEMENTS

        All of the statements, other than statements of historical fact, included or incorporated by reference in this prospectus, the accompanying prospectus supplement and the documents we incorporate by reference contain "forward-looking" statements. These forward-looking statements discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to us, based on the current beliefs of our management as well as assumptions made by, and information currently available to, management. Words such as "may," "will," "anticipate," "believe," "expect," "plan," "estimate," "intend," "project," "forecast," "potential," "should" and other similar phrases or expressions identify forward-looking statements. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus, any prospectus supplement and the documents we have incorporated by reference.

        Forward-looking statements appear in a number of places in this prospectus and the documents we incorporate by reference and include statements with respect to, among other things:

  •
  our ability to enter into long-term time charters, including our ability to re-charter floating storage and regasification units ("FSRUs") and liquefied natural gas ("LNG") carriers following the termination or expiration of their time charters;

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  our ability to maximize the use of our vessels, including the re-deployment or disposition of vessels no longer under long-term time charter;

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  our ability to maintain cash distributions on our units and the amount of any such distributions;

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  our ability to repay our debt when due and to settle our interest rate swaps;

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  the ability of Golar and us to make additional borrowings and to access debt and equity markets;

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  market trends in the FSRU, LNG carrier and floating liquefied natural gas vessel ("FLNG") industries, including fluctuations in charter hire rates, vessel values, factors affecting supply and demand, and opportunities for the profitable operations of FSRUs, LNG carriers and FLNGs;

  •
  the ability of Golar and us to retrofit vessels as FSRUs or FLNGs and the timing of the delivery and acceptance of any such retrofitted vessels by their respective charterers;

  •
  challenges by authorities to the tax benefits we previously obtained;

  •
  our ability to integrate and realize the expected benefits from acquisitions and potential acquisitions;

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  the future share of earnings relating to the FLNG, Hilli Episeyo ("Hilli"), which is accounted for under the equity method;

  •
  our anticipated growth strategies;

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  the effect of a worldwide economic slowdown;

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  turmoil in the global financial markets;

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  fluctuations in currencies and interest rates;

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  changes in commodity prices;

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  the liquidity and creditworthiness of our charterers;

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  changes in our operating expenses, including drydocking and insurance costs and bunker prices;

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  our future financial condition or results of operations and our future revenues and expenses;

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  planned capital expenditures and availability of capital resources to fund capital expenditures;

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  the exercise of purchase options by our charterers;

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  our ability to maintain long-term relationships with major LNG traders;

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  our ability to leverage the relationships and reputation of Golar and Golar Power Limited ("Golar Power") in the LNG industry;

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  our ability to purchase vessels from Golar and Golar Power in the future;

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  timely purchases and deliveries of newbuilding vessels;

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  future purchase prices of newbuildings and secondhand vessels;

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  our ability to compete successfully for future chartering and newbuilding opportunities;

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  acceptance of a vessel by its charterer;

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  termination dates and extensions of charters;

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  the expected cost of, and our ability to comply with, governmental regulations, maritime self-regulatory organization standards, as well as standard regulations imposed by our charterers applicable to our business;

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  economic substance laws and regulations adopted or considered by various jurisdictions of formation of us and certain of our subsidiaries;

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  availability of skilled labor, vessel crews and management;

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  our general and administrative expenses and fees and expenses payable under the fleet management agreements and the management and administrative services agreement;

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  the anticipated taxation of our partnership and distributions to our unitholders;

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  estimated future maintenance and replacement capital expenditures;

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  our and Golar's ability to retain key employees;

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  customers' increasing emphasis on environmental and safety concerns;

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  potential liability from any pending or future litigation;

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  potential disruption of shipping routes due to accidents, political events, piracy or acts by terrorists;

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  future sales of our securities in the public market;

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  our business strategy and other plans and objectives for future operations; and

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  other factors listed from time to time in the reports and other documents that we file with the SEC.

        Forward-looking statements are subject to risks, uncertainties and assumptions, including those risks discussed in "Risk Factors" and those risks discussed in other reports we file with the SEC and that are incorporated in this prospectus by reference. The risks, uncertainties and assumptions involve known and unknown risks and are inherently subject to significant uncertainties and contingencies, many of which are beyond our control.

        Forward-looking statements are made based upon management's current plans, expectations, estimates, assumptions and beliefs concerning future events affecting us and, therefore, involve a number of risks and uncertainties, including those risks discussed in "Risk Factors." We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements.

        We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, we cannot assess the effect of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement.

 ABOUT GOLAR LNG PARTNERS LP

        We are a publicly traded limited partnership formed by Golar, a leading independent owner and operator of FSRUs and LNG carriers, to own and operate FSRUs and LNG carriers under long-term charters. In addition to owning our general partner, which owns a 2% general partner interest in us and all of our incentive distribution rights, Golar owns approximately 30.6% of our common units. Our fleet currently consists of six FSRUs, four LNG carriers and an interest in the FLNG, Hilli. We intend to leverage our relationship with Golar and its affiliates to make acquisitions of FSRUs, LNG carriers and FLNGs with long-term charters from Golar and third parties in the future as market conditions permit.

        We were formed under the laws of the Marshall Islands and maintain our principal executive office at 2nd Floor S.E. Pearman Building, 9 Par-La-Ville Road, Hamilton, Bermuda HM11. Our telephone number at that address is +1 (441) 295-4705.

RISK FACTORS

        An investment in our securities involves a significant degree of risk. You should carefully consider the risk factor set forth below as well as the other risk factors and all of the other information included in this prospectus, any prospectus supplement and the documents we have incorporated by reference into this prospectus and any prospectus supplement, including those in "Item 3—Key Information—Risk Factors" in our 2018 Annual Report and in "Risk Factors" in our Report on Form 6-K for the quarterly period ended September 30, 2019 filed on November 26, 2019, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, in evaluating an investment in the securities. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

Our partnership agreement designates the Court of Chancery of the State of Delaware as the exclusive forum for certain types of actions and proceedings that may be initiated by our unitholders unless otherwise provided for in the Marshall Islands Limited Partnership Act. This limits our unitholders' ability to choose the judicial forum for disputes with us or our directors, officers or other employees.

        Our partnership agreement provides that, with certain limited exceptions, the Court of Chancery of the State of Delaware is the exclusive forum for any claims, suits, actions or proceedings (1) arising out of or relating in any way to our partnership agreement (including any claims, suits or actions to interpret, apply or enforce the provisions of our partnership agreement or the duties, obligations or liabilities among limited partners or of limited partners to us, or the rights or powers of, or restrictions on, our limited partners or us); (2) brought in a derivative manner on our behalf; (3) asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of us or our general partner, or owed by our general partner, to us or our limited partners; (4) asserting a claim arising pursuant to any provision of the Marshall Islands Limited Partnership Act; and (5) asserting a claim governed by the internal affairs doctrine. This exclusive forum provision does not apply to actions arising under the Securities Act or the Exchange Act. Any person or entity purchasing or otherwise acquiring any interest in our units is deemed to have received notice of and consented to the foregoing provisions.

        Although we believe these provisions will benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors, officers, employees and agents. The enforceability of similar forum selection provisions in other companies' certificates of incorporation or similar governing documents have been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could find that the forum selection provision contained in our partnership agreement is inapplicable or unenforceable in such action or actions. Limited partners will not be deemed, by operation of the forum selection provision alone, to have waived claims arising under the federal securities laws and the rules and regulations thereunder. If a court were to find this choice of forum provision inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our financial position, results of operations and ability to make cash distributions to our unitholders.

 USE OF PROCEEDS

        Except as otherwise provided in an applicable prospectus supplement, we will use the net proceeds we receive from the sale of the securities covered by this prospectus for general partnership purposes, including repayment of debt (including debt owed to Golar), acquisitions, capital expenditures and additions to working capital.

        The actual application of proceeds we receive from any particular primary offering of securities using this prospectus will be described in the applicable prospectus supplement relating to such offering.

        We will not receive any of the proceeds from the sale of common units by the selling unitholder.

 CAPITALIZATION

        Each prospectus supplement will include information on our consolidated capitalization.

 DESCRIPTION OF THE COMMON UNITS

        For a description of our common units and our partnership agreement, please refer to our registration statement on Form 8-A/A filed on November 13, 2017.

 DESCRIPTION OF THE OTHER CLASSES OF UNITS

        Our partnership agreement authorizes us to issue an unlimited number of additional limited partner interests and other equity securities for the consideration and with the rights, preferences and privileges established by our general partner without the approval of any of our limited partners. As of January 10, 2020, the only classes of limited partner interests outstanding are the common units and the Series A preferred units. For a description of our Series A preferred units, please refer to our registration statement on Form 8-A filed on October 31, 2017.

        Should we offer other classes of units under this prospectus, a prospectus supplement relating to the particular class or series of units offered will include the specific terms of those units, including, among other things, the following:

  •
  the designation, stated value, and liquidation preference of the units and the maximum number of units to constitute the class or series;

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  the number of units to be offered;

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  the public offering price at which the units will be issued;

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  any sinking fund provisions of the units;

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  the voting rights, if any, of the units;

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  the distribution rights of the units, if any;

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  whether the units will be redeemable and, if so, the price and the terms and conditions on which the units may be redeemed, including the time during which the units may be redeemed and any accumulated distributions thereof, if any, that the holders of the units will be entitled to receive upon the redemption thereof;

  •
  the terms and conditions, if any, on which the units will be convertible into, or exchangeable for, the units of any other class or series of units representing limited partner interests, including the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

  •
  a discussion of any additional material federal income tax considerations (other than as discussed in this prospectus), if any, regarding the units; and

  •
  any additional rights, preferences, privileges, limitations, and restrictions of the units.

        The particular terms of any class or series of units will also be described in the amendment to our partnership agreement relating to that class or series of units, which will be filed as an exhibit to or incorporated by reference in this prospectus at or before the time of issuance of any such class or series of units.

        Such units will be fully paid and non-assessable when issued upon full payment of the purchase price therefor, subject to applicable provisions under the Marshall Islands Limited Partnership Act. The transfer agent, registrar, and distributions disbursement agent for the units will be designated in the applicable prospectus supplement.

DESCRIPTION OF THE OPTIONS

        We may issue options for the purchase of common units or other classes of units or any combination thereof. Our partnership agreement authorizes us to issue an unlimited number of options to purchase common units or other classes of units for the consideration and with the rights, preferences and privileges established by our board of directors without the approval of any of our limited partners. Options may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of options will be issued under a separate option agreement to be entered into between us and a bank or trust company, as option agent. The option agent will act solely as our agent in connection with the options and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of options. A copy of the option agreement will be filed with the SEC in connection with the offering of options.

        The prospectus supplement relating to a particular issue of options to purchase common units or other classes of units or any combination thereof will describe the terms of such options, including, among other things, the following:

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  the title of the options;

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  the offering price for the options, if any;

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  the aggregate number of the options;

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  the designation and terms of the common units or other classes of units that maybe purchased upon exercise of the options;

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  if applicable, the designation and terms of the securities that the options are issued with and the number of options issued with each security;

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  if applicable, the date from and after which the options and any securities issued with the options will be separately transferable;

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  the number of common units or other classes of units that may be purchased upon exercise of a option and the price at which such securities may be purchased upon exercise;

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  the dates on which the right to exercise the options commence and expire;

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  if applicable, the minimum or maximum amount of the options that may be exercised at any one time;

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  the currency or currency units in which the offering price, if any, and the exercise price are payable;

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  if applicable, a discussion of material federal income tax considerations;

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  anti-dilution provisions of the options, if any;

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  redemption or call provisions, if any, applicable to the options;

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  any additional terms of the options, including terms, procedures, and limitations relating to the exchange and exercise of the options; and

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  any other information we think is important about the options.

        Each option will entitle the holder of the option to purchase at the exercise price set forth in the applicable prospectus supplement the number of common units or other classes of units being offered. Holders may exercise options at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised options are void. Holders may exercise options as set forth in the prospectus supplement relating to the options being offered.

        Until you exercise your options to purchase our common units or other classes of units, you will not have any rights as a holder thereof, by virtue of your ownership of the options.

 DESCRIPTION OF THE WARRANTS

        We may issue warrants for the purchase of common units or other classes of units or any combination thereof. Our partnership agreement authorizes us to issue an unlimited number of warrants to purchase common units or other classes of units for the consideration and with the rights, preferences, and privileges established by our board of directors without the approval of any of our limited partners. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with the offering of warrants.

        The prospectus supplement relating to a particular issue of warrants to purchase common units or other classes of units or any combination of the foregoing will describe the terms of such warrants, including, among other things, the following:

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  the title of the warrants;

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  the offering price for the warrants, if any;

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  the aggregate number of the warrants;

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  the designation and terms of the common units or other classes of units that maybe purchased upon exercise of the warrants;

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  if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

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  if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

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  the number of common units or other classes of units that may be purchased upon exercise of a warrant and the price at which such securities may be purchased upon exercise;

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  the dates on which the right to exercise the warrants commence and expire;

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  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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  the currency or currency units in which the offering price, if any, and the exercise price are payable;

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  if applicable, a discussion of material federal income tax considerations;

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  anti-dilution provisions of the warrants, if any;

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  redemption or call provisions, if any, applicable to the warrants;

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  any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants; and

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  any other information we think is important about the warrants.

        Each warrant will entitle the holder of the warrant to purchase the number common units or other classes of units being offered at the exercise price set forth in the applicable prospectus supplement. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

        Until you exercise your warrants to purchase our common units or other classes of units, you will not have any rights as a holder of common units or other classes of units by virtue of your ownership of warrants.

 DESCRIPTION OF THE RIGHTS

        We may issue rights to purchase common units or other classes of units or any combination thereof. Our partnership agreement authorizes us to issue an unlimited number of rights to purchase common units or other classes of units for the consideration and with the rights, preferences and privileges established by our board of directors without the approval of any of our limited partners. These rights may be issued independently or together with any other securities and may or may not be transferable by the holder receiving the rights. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

        Each series of rights will be issued under a separate rights agreement, which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC, and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

        The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including, among other things, the following:

  •
  the date of determining the unitholders entitled to the rights distribution;

  •
  the number of rights issued or to be issued to each unitholder;

  •
  the exercise price payable for each common unit or other unit upon the exercise of the rights;

  •
  the number and terms of the common units or other classes of units which may be purchased per each right;

  •
  the extent to which the rights are transferable;

  •
  the date on which the holder's ability to exercise the rights shall commence, and the date on which the rights shall expire;

  •
  the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

  •
  if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights;

  •
  any other terms of the rights, including the terms, procedures, conditions, and limitations relating to the exchange and exercise of the rights; and

  •
  any other information we think is important about the rights.

        The description in the applicable prospectus supplement of any rights that we may offer will be qualified in its entirety by reference to the applicable rights agreement and rights certificate, which will be filed with the SEC.

DESCRIPTION OF THE DEBT SECURITIES

        When used in this section "Description of Debt Securities," the terms "we," "us," "our" and "issuer" refer to Golar LNG Partners LP.

        The following is a description of the terms of the debt securities, which may be either senior debt securities or subordinated debt securities, and which we collectively refer to as the debt securities. The descriptions below relating to the debt securities and the indentures are summaries of the anticipated provisions thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture and any applicable U.S. federal income tax considerations as well as any applicable modifications of or additions to the general terms described below in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series of debt securities.

        If we offer senior debt securities, we will issue them under a senior indenture. If we offer subordinated debt securities, we will issue them under a subordinated indenture. A form of each indenture is filed as an exhibit to the registration statement of which this prospectus is a part. We have not restated either indenture in its entirety in this description. You should read the relevant indenture because it, and not this description, controls your rights as holders of the debt securities. Capitalized terms used in the summary have the meanings specified in the indentures.

General

        The debt securities will be:

  •
  our direct general obligations;

  •
  either senior debt securities or subordinated debt securities; and

  •
  issued under separate indentures (which may be existing indentures) between us and a trustee that we will name in the related prospectus supplement.

        The term "Trustee" as used in this prospectus shall refer to the trustee under either of the above indentures. The debt securities will be governed by the provisions of the related indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939.

Specific Terms of Each Series of Debt Securities

        The indenture does not limit the total amount of debt securities that may be issued. Debt securities under the indenture may be issued from time to time in separate series, up to the aggregate amount authorized for each such series.

        We will prepare a prospectus supplement and either a supplemental indenture or a resolution of our board of directors and an accompanying officers' certificate relating to any series of debt securities that we offer, which will include specific terms relating to some or all of the following:

  •
  whether the debt securities are senior or subordinated debt securities and, if subordinated debt securities, the specific subordination provision applicable thereto;

  •
  the guarantors of the debt securities, if any;

  •
  whether the debt securities are secured or unsecured;

  •
  the form and title of the debt securities;

  •
  the total principal amount of the debt securities and any limit on such total principal amount;

  •
  the price at which we will issue the debt securities;

  •
  the date or dates on which the debt securities may be issued;

  •
  the portion of the principal amount which will be payable if the maturity of the debt securities is accelerated;

  •
  any right we may have to defer payments of interest by extending the dates payments are due and whether interest on those deferred amounts will be payable;

  •
  the dates on which the principal and premium, if any, of the debt securities will be payable;

  •
  the interest rate which the debt securities will bear and the interest payment dates for the debt securities;

  •
  any optional redemption provisions;

  •
  whether the debt securities are convertible into or exchangeable for other securities, and the conversion or exchange rate and other related terms, conditions and features;

  •
  any sinking fund or analogous provision, or option of the holder thereof, that would obligate us to repurchase, repay or otherwise redeem the debt securities, and the period or periods within which, the price or prices at which, and the other terms and conditions upon which such debt securities will be repurchased, repaid or redeemed;

  •
  whether the debt securities are entitled to the benefits of any guarantees by subsidiary guarantors;

  •
  whether the debt securities may be issued in amounts other than $1,000 each or multiples thereof;

  •
  deletions from, modifications of or additions to the events of default or covenants with respect to debt securities of the series, whether or not such events of default or covenants are consistent with the events of default or covenants described herein; and

  •
  any other terms of the series of debt securities and any additions, deletions or modifications to the applicable indenture.

        This description of debt securities will be deemed modified, amended or supplemented by any description of any series of debt securities set forth in a prospectus supplement related to that series.

        The prospectus supplement will also describe any material United States federal income tax consequences or other special considerations regarding the applicable series of debt securities, including those relating to:

  •
  debt securities with respect to which payments of principal, premium or interest are determined with reference to an index or formula, including changes in prices of particular securities, currencies or commodities;

  •
  debt securities with respect to which principal, premium or interest is payable in a foreign or composite currency;

  •
  debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates; and

  •
  variable rate debt securities that are exchangeable for fixed rate debt securities.

        Interest payments may be made by check mailed to the registered holders of debt securities or, if so stated in the applicable prospectus supplement, at the option of a holder, by wire transfer to an account designated by the holder.

        Unless otherwise provided in the applicable prospectus supplement, fully registered securities may be transferred or exchanged at the office of the Trustee at which its corporate trust business is principally administered in the United States, subject to the limitations provided in the indenture, without the payment of any service charge, other than any applicable tax or governmental charge.

        Any funds paid to a paying agent for the payment of amounts due on any debt securities that remain unclaimed for two years will be returned to the issuer and the holders of the debt securities must look only to the issuer for payment after that time.

Covenants

  Reports

        The indenture contains the following covenant for the benefit of the holders of all series of debt securities:

        So long as any debt securities are outstanding, Golar LNG Partners will:

  •
  for as long as it is required to file information with the SEC pursuant to the Exchange Act, file with the Trustee, within 15 days after it is required to file with the SEC, copies of the annual report and of the information, documents and other reports which it is required to file with the SEC pursuant to the Exchange Act; and

  •
  if it is required to furnish annual or quarterly reports to its unitholders pursuant to the Exchange Act, file with the Trustee any annual report or other reports sent to unitholders generally.

        A series of debt securities may contain additional financial and other covenants. The applicable prospectus supplement will contain a description of any such covenants that are added to the indenture specifically for the benefit of holders of a particular series.

Events of Default, Remedies and Notice

  Events of Default

        Each of the following events will be an "Event of Default" under the indenture with respect to a series of debt securities:

  •
  default in any payment of interest on any debt securities of that series when due that continues for 30 days;

  •
  default in the payment of principal of or premium, if any, on any debt securities of that series when due at its stated maturity, upon redemption, upon required repurchase or otherwise;

  •
  default in the payment of any sinking fund payment on any debt securities of that series when due;

  •
  failure by the issuer to comply for 60 days after notice with the other agreements contained in the indenture, any supplement to the indenture or any board resolution authorizing the issuance of that series; or

  •
  certain events of bankruptcy, insolvency or reorganization of the issuer.

  Exercise of Remedies

        If an Event of Default, other than an Event of Default described in the fifth bullet point above, occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the entire principal of, premium, if any, and accrued and unpaid interest, if any, on all the debt securities of that series to be due and payable immediately.

        A default under the fourth bullet point above will not constitute an Event of Default until the Trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series notify us of the default and such default is not cured within 60 days after receipt of notice.

        If an Event of Default described in the fifth bullet point above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all outstanding debt securities of all series will become immediately due and payable without any declaration of acceleration or other act on the part of the Trustee or any holders.

        The holders of a majority in principal amount of the outstanding debt securities of a series may:

  •
  waive all past defaults, except with respect to nonpayment of principal, premium or interest; and

  •
  rescind any declaration of acceleration by the Trustee or the holders with respect to the debt securities of that series, but only if:

  •
  rescinding the declaration of acceleration would not conflict with any judgment or decree of a court of competent jurisdiction; and

  •
  all existing Events of Default have been cured or waived, other than the nonpayment of principal, premium or interest on the debt securities of that series that have become due solely by the declaration of acceleration.

        If an Event of Default occurs and is continuing, the Trustee will be under no obligation, except as otherwise provided in the indenture, to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the Trustee reasonable indemnity or security against any costs, liability or expense. No holder may pursue any remedy with respect to the indenture or the debt securities of any series, except to enforce the right to receive payment of principal, premium or interest when due, unless:

  •
  such holder has previously given the Trustee notice that an Event of Default with respect to that series is continuing;

  •
  holders of at least 25% in principal amount of the outstanding debt securities of that series have requested that the Trustee pursue the remedy;

  •
  such holders have offered the Trustee reasonable indemnity or security against any cost, liability or expense;

  •
  the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of indemnity or security; and

  •
  the holders of a majority in principal amount of the outstanding debt securities of that series have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

        The holders of a majority in principal amount of the outstanding debt securities of a series have the right, subject to certain restrictions, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any right or power conferred on the Trustee with respect to that series of debt securities. The Trustee, however, may refuse to follow any direction that:

  •
  conflicts with law;

  •
  is inconsistent with any provision of the indenture;

  •
  the Trustee determines is unduly prejudicial to the rights of any other holder; or

  •
  would involve the Trustee in personal liability.

  Notice of Event of Default

        Within 30 days after the occurrence of an Event of Default, we are required to give written notice to the Trustee and indicate the status of the default and what action we are taking or propose to take to cure the default. In addition, we are required to deliver to the Trustee, within 120 days after the end of each fiscal year, a compliance certificate indicating that we have complied with all covenants contained in the indenture or whether any default or Event of Default has occurred during the previous year.

        If an Event of Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder a notice of the Event of Default by the later of 90 days after the Event of Default occurs or 30 days after the Trustee knows of the Event of Default. Except in the case of a default in the payment of principal, premium or interest with respect to any debt securities, the Trustee may withhold such notice, but only if and so long as the board of directors, the executive committee or a committee of directors or responsible officers of the Trustee in good faith determines that withholding such notice is in the interests of the holders.

Amendments and Waivers

        The issuer may amend the indenture without the consent of any holder of debt securities to:

  •
  cure any ambiguity, omission, defect or inconsistency;

  •
  convey, transfer, assign, mortgage or pledge any property to or with the Trustee;

  •
  provide for the assumption by a successor of our obligations under the indenture;

  •
  add guarantors with respect to the debt securities;

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  change or eliminate any restriction on the payment of principal of, or premium, if any, on, any debt securities;

  •
  secure the debt securities;

  •
  add covenants for the benefit of the holders or surrender any right or power conferred upon the issuer;

  •
  make any change that does not adversely affect the rights of any holder;

  •
  add or appoint a successor or separate Trustee; or

  •
  comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act.

        In addition, the issuer may amend the indenture if the holders of a majority in principal amount of all debt securities of each series that would be affected then outstanding under the indenture consent to it. The issuer may not, however, without the consent of each holder of outstanding debt securities of each series that would be affected, amend the indenture to:

  •
  reduce the percentage in principal amount of debt securities of any series whose holders must consent to an amendment;

  •
  reduce the rate of or extend the time for payment of interest on any debt securities;

  •
  reduce the principal of or extend the stated maturity of any debt securities;

  •
  reduce the premium payable upon the redemption of any debt securities or change the time at which any debt securities may or shall be redeemed;

  •
  make any debt securities payable in other than U.S. dollars;

  •
  in the case of any subordinated debt security, make any change in the subordination provisions that adversely affects the rights of any holder under these provisions;

  •
  impair the right of any holder to receive payment of premium, principal or interest with respect to such holder's debt securities on or after the applicable due date;

  •
  impair the right of any holder to institute suit for the enforcement of any payment with respect to such holder's debt securities;

  •
  release any security that has been granted in respect of the debt securities;

  •
  make any change in the amendment provisions which require each holder's consent;

  •
  in the case of any subordinated debt security, make any change in the subordination provisions that limits or terminates the benefits applicable to any holder of senior indebtedness of Golar LNG Partners; or

  •
  make any change in the waiver provisions.

        The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the indenture becomes effective, the issuer is required to mail to all holders a notice briefly describing the amendment. The failure to give, or any defect in, such notice, however, will not impair or affect the validity of the amendment.

        The holders of a majority in aggregate principal amount of the outstanding debt securities of each affected series, on behalf of all such holders, and subject to certain rights of the Trustee, may waive:

  •
  compliance by the issuer with certain restrictive provisions of the indenture; and

  •
  any past default under the indenture, subject to certain rights of the Trustee under the indenture;

        except that such majority of holders may not waive a default: (i) in the payment of principal, premium or interest or (ii) in respect of a provision that under the indenture cannot be amended without, in the case of either (i) or (ii), the consent of all holders of the series of debt securities that is affected.

Defeasance

        At any time, the issuer may terminate, with respect to debt securities of a particular series, all of its obligations under such series of debt securities and the indenture, which we call a "legal defeasance." If the issuer decides to make a legal defeasance, however, the issuer may not terminate its obligations:

  •
  relating to the defeasance trust;

  •
  to register the transfer or exchange of the debt securities;

  •
  to replace mutilated, destroyed, lost or stolen debt securities; or

  •
  to maintain a registrar and paying agent in respect of the debt securities.

        If the issuer exercises its legal defeasance option, any guarantee will terminate with respect to that series of debt securities.

        At any time the issuer may also effect a "covenant defeasance," which means it has elected to terminate its obligations under covenants applicable to a series of debt securities and described in the prospectus supplement applicable to such series, other than as described in such prospectus supplement.

        The legal defeasance option may be exercised notwithstanding a prior exercise of the covenant defeasance option. If the legal defeasance option is exercised, payment of the affected series of debt securities may not be accelerated because of an Event of Default with respect to that series. If the covenant defeasance option is exercised, payment of the affected series of debt securities may not be accelerated because of an Event of Default specified in the fourth or fifth bullet points under "—Events of Default" above or an Event of Default that is added specifically for such series and described in a prospectus supplement.

        In order to exercise either defeasance option, the issuer must:

  •
  irrevocably deposit in trust with the Trustee money or certain U.S. government obligations for the payment of principal, premium, if any, and interest on the series of debt securities to redemption or maturity, as the case may be;

  •
  comply with certain other conditions, including that no default has occurred and is continuing after the deposit in trust; and

  •
  deliver to the Trustee an opinion of counsel to the effect that holders of the series of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service, or IRS, or other change in applicable federal income tax law.

No Personal Liability

        None of the past, present or future partners, incorporators, managers, members, directors, officers, employees or unitholders of the issuer or the general partner will have any liability for the obligations of the issuer under either indenture or the debt securities or for any claim based on such obligations or their creation.

        By accepting a debt security, each holder will be deemed to have waived and released all such liability. This waiver and release are part of the consideration for our issuance of the debt securities. This waiver may not be effective, however, to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Provisions Relating only to the Senior Debt Securities

        The senior debt securities will rank equally in right of payment with all of our other senior and unsubordinated debt. The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral for that debt. We will disclose the amount of our secured debt in the prospectus supplement.

Provisions Relating only to the Subordinated Debt Securities

  Subordinated Debt Securities Subordinated to Senior Indebtedness

        The subordinated debt securities will rank junior in right of payment to all of the Senior Indebtedness of Golar LNG Partners. "Senior Indebtedness" will be defined in a supplemental indenture or authorizing resolutions respecting any issuance of a series of subordinated debt securities, and the definition will be set forth in the prospectus supplement.

  Payment Blockages

        The subordinated indenture will provide that no payment of principal, interest and any premium on the subordinated debt securities may be made in the event:

  •
  we or our property is involved in any voluntary or involuntary liquidation or bankruptcy;

  •
  we fail to pay the principal, interest, any premium or any other amounts on any Senior Indebtedness of Golar LNG Partners within any applicable grace period or the maturity of such Senior Indebtedness is accelerated following any other default, subject to certain limited exceptions set forth in the subordinated indenture; or

  •
  any other default on any Senior Indebtedness of Golar LNG Partners occurs that permits immediate acceleration of its maturity, in which case a payment blockage on the subordinated debt securities will be imposed for a maximum of 179 days at any one time.

  No Limitation on Amount of Senior Debt

        The subordinated indenture will not limit the amount of Senior Indebtedness that Golar LNG Partners may incur, unless otherwise indicated in the applicable prospectus supplement.

Book Entry, Delivery and Form

        A series of debt securities may be issued in the form of one or more global certificates deposited with a depositary. We expect that The Depository Trust Company, New York, New York, or "DTC," will act as depositary. If a series of debt securities is issued in book-entry form, one or more global certificates will be issued and deposited with or on behalf of DTC and physical certificates will not be issued to each holder. A global security may not be transferred unless it is exchanged in whole or in part for a certificated security, except that DTC, its nominees and their successors may transfer a global security as a whole to one another.

        DTC will keep a computerized record of its participants, such as a broker, whose clients have purchased the debt securities. The participants will then keep records of their clients who purchased the debt securities. Beneficial interests in global securities will be shown on, and transfers of beneficial interests in global securities will be made only through, records maintained by DTC and its participants.

        DTC advises us that it is:

  •
  a limited-purpose trust company organized under the New York Banking Law;

  •
  a "banking organization" within the meaning of the New York Banking Law;

  •
  a member of the United States Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered under the provisions of Section 17A of the Exchange Act.

        DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., The American Stock Exchange, Inc. and the Financial Industry Regulatory Authority, or FINRA. The rules that apply to DTC and its participants are on file with the SEC.

        DTC holds securities that its participants deposit with DTC. DTC also records the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for participants' accounts. This eliminates the need to exchange certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

        Principal, premium, if any, and interest payments due on the global securities will be wired to DTC's nominee. The issuer, the Trustee and any paying agent will treat DTC's nominee as the owner of the global securities for all purposes. Accordingly, the issuer, the Trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global securities to owners of beneficial interests in the global securities.

        It is DTC's current practice, upon receipt of any payment of principal, premium, if any, or interest, to credit participants' accounts on the payment date according to their respective holdings of beneficial interests in the global securities as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting rights to participants, whose accounts are credited with debt securities on a record date, by using an omnibus proxy.

        Payments by participants to owners of beneficial interests in the global securities, as well as voting by participants, will be governed by the customary practices between the participants and the owners of beneficial interests, as is the case with debt securities held for the account of customers registered in "street name." Payments to holders of beneficial interests are the responsibility of the participants and not of DTC, the Trustee or us.

        Beneficial interests in global securities will be exchangeable for certificated securities with the same terms in authorized denominations only if:

  •
  DTC notifies the issuer that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by the issuer within 90 days; or

  •
  the issuer determines not to require all of the debt securities of a series to be represented by a global security and notifies the Trustee of the decision.

The Trustee

        A separate trustee may be appointed for any series of debt securities. We may maintain banking and other commercial relationships with the Trustee and its affiliates in the ordinary course of business, and the Trustee may own debt securities.

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a discussion of the material U.S. federal income tax considerations that may be relevant to current and prospective holders of our common units or Series A Preferred Units and, unless otherwise noted in the following discussion, is the opinion of Baker Botts L.L.P., our U.S. counsel, insofar as it contains legal conclusions with respect to matters of U.S. federal income tax law. The opinion of counsel is dependent on the accuracy of factual representations made by us to them, including descriptions of our operations contained herein.

        This discussion is based upon provisions of the Code, Treasury Regulations, and current administrative rulings and court decisions, all as in effect or existence on the date of this prospectus and all of which are subject to change, possibly with retroactive effect. Changes in these authorities may cause the tax consequences of unit ownership to vary substantially from the consequences described below. Unless the context otherwise requires, references in this section to "we," "our" or "us" are references to Golar LNG Partners LP.

        The following discussion applies only to beneficial owners of common units or Series A Preferred Units that hold such units as "capital assets" within the meaning of Section 1221 of the Code (i.e., generally, for investment purposes) and is not intended to be applicable to all categories of investors, such as unitholders subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, tax-exempt organizations, retirement plans or individual retirement accounts, persons who own (actually or constructively) 10.0% or more of the voting power or value of our equity, or former citizens or long-term residents of the United States), persons who will hold the units as part of a straddle, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes, or persons that have a functional currency other than the U.S. dollar, each of whom may be subject to tax rules that differ significantly from those summarized below. If a partnership or other entity or arrangement classified as a partnership for U.S. federal income tax purposes holds our common units or Series A Preferred Units, the tax treatment of its partners generally will depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common units or Series A Preferred Units, you should consult your own tax advisor regarding the tax consequences to you of the partnership's ownership of such units.

        No ruling has been or will be requested from the IRS regarding any matter affecting us or our unitholders. The opinions and statements made herein may be challenged by the IRS and, if so challenged, may not be sustained upon review in a court.

        This discussion does not contain information regarding any U.S. state or local, estate, gift or alternative minimum tax considerations concerning the ownership or disposition of our common units or Series A Preferred Units. This discussion does not comment on all aspects of U.S. federal income taxation that may be important to particular unitholders in light of their individual circumstances, and each prospective unitholder is urged to consult its own tax advisor regarding the U.S. federal, state, local and other tax consequences of the ownership or disposition of our common units or Series A Preferred Units.

Election to be Treated as a Corporation

        We have elected to be treated as a corporation for U.S. federal income tax purposes. Consequently, among other things, U.S. Holders (as defined below) will not be directly subject to U.S. federal income tax on our income, but rather will be subject to U.S. federal income tax on distributions received from us and dispositions of units as described below.

U.S. Federal Income Taxation of U.S. Holders

        As used herein, the term "U.S. Holder" means a beneficial owner of our common units or Series A Preferred Units that is:

  •
  an individual U.S. citizen or resident (as determined for U.S. federal income tax purposes),

  •
  a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) organized under the laws of the United States or any of its political subdivisions,

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

  •
  a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes.

  Distributions

        Subject to the discussion below of the rules applicable to PFICs, any distributions to a U.S. Holder made by us with respect to our Series A Preferred Units generally will constitute dividends to the extent of our current and accumulated earnings and profits, as determined under U.S. federal income tax principles, allocated to our Series A Preferred Units, and any distributions to a U.S. Holder made by us with respect to our common units generally will constitute dividends to the extent of our current and accumulated earnings and profits, as determined under U.S. federal income tax principles, allocated to our common units. Distributions in excess of our earnings and profits allocated to our Series A Preferred Units or common units, as applicable, will be treated first as a nontaxable return of capital to the extent of the U.S. Holder's tax basis in its Series A Preferred Units or common units and, thereafter, as capital gain. U.S. Holders that are corporations generally will not be entitled to claim a dividends received deduction with respect to distributions they receive from us. Dividends received with respect to our common units or Series A Preferred Units generally will be treated as "passive category income" for purposes of computing allowable foreign tax credits for U.S. federal income tax purposes.

        Dividends received with respect to our common units or Series A Preferred Units by a U.S. Holder that is an individual, trust or estate (or a U.S. Individual Holder) generally will be treated as "qualified dividend income," which is currently taxable to such U.S. Individual Holder at preferential capital gain tax rates provided that: (i) our common units or Series A Preferred Units, as applicable, are readily tradable on an established securities market in the United States (such as The Nasdaq Global Market on which our common units and Series A Preferred Units are traded); (ii) we are not a PFIC for the taxable year during which the dividend is paid or the immediately preceding taxable year (which we do not believe we are, have been or will be, as discussed below under "—PFIC Status and Significant Tax Consequences"); (iii) the U.S. Individual Holder has owned the common units or Series A Preferred Units, as applicable, for more than 60 days during the 121-day period beginning 60 days before the date on which the common units or Series A Preferred Units, as applicable, become ex-dividend (and has not entered into certain risk limiting transactions with respect to such units); and (iv) the U.S. Individual Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property. There is no assurance that any dividends paid on our common units or Series A Preferred Units will be eligible for these preferential rates in the hands of a U.S. Individual Holder, and any dividends paid on our common units or Series A Preferred Units that are not eligible for these preferential rates will be taxed as ordinary income to a U.S. Individual Holder.

        Special rules may apply to any amounts received in respect of our common units or Series A Preferred Units that are treated as "extraordinary dividends." In general, an extraordinary dividend is a dividend with respect to a common unit that is equal to or in excess of 10.0% of a unitholder's adjusted tax basis (or fair market value upon the unitholder's election) in such common unit, and a dividend with respect to a Series A Preferred Unit that is equal to or in excess of 5.0% of a unitholder's adjusted tax basis (or fair market value upon the unitholder's election) in such Series A Preferred Unit. In addition, extraordinary dividends include dividends received within a one year period that, in the aggregate, equal or exceed 20.0% of a unitholder's adjusted tax basis (or fair market value). If we pay an "extraordinary dividend" on our common units or Series A Preferred Units that is treated as "qualified dividend income," then any loss recognized by a U.S. Individual Holder from the sale or exchange of such common units or Series A Preferred Units will be treated as long-term capital loss to the extent of the amount of such dividend.

  Medicare Tax on Net Investment Income

        Certain U.S. Holders, including individuals, estates and trusts, will be subject to an additional 3.8% Medicare tax on, among other things, dividends and capital gains from the sale or other disposition of equity interests. For individuals, the additional Medicare tax applies to the lesser of (i) "net investment income" or (ii) the excess of "modified adjusted gross income" over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). "Net investment income" generally equals the taxpayer's gross investment income reduced by deductions that are allocable to such income. Unitholders should consult their tax advisors regarding the implications of the additional Medicare tax resulting from their ownership and disposition of our common units or Series A Preferred Units.

  Sale, Exchange or Other Disposition of Units

        Subject to the discussion of PFIC status below, a U.S. Holder generally will recognize capital gain or loss upon a sale, exchange or other disposition of our common units or Series A Preferred Units in an amount equal to the difference between the amount realized by the U.S. Holder from such sale, exchange or other disposition and the U.S. Holder's adjusted tax basis in such units. The U.S. Holder's initial tax basis in its common units or Series A Preferred Units generally will be the U.S. Holder's purchase price for the units and that tax basis will be reduced (but not below zero) by the amount of any distributions on such units that are treated as non-taxable returns of capital (as discussed above under "—Distributions"). Such gain or loss will be treated as long-term capital gain or loss if the U.S. Holder's holding period is greater than one year at the time of the sale, exchange or other disposition. Certain U.S. Holders (including individuals) may be eligible for preferential rates of U.S. federal income tax in respect of long-term capital gains. A U.S. Holder's ability to deduct capital losses is subject to limitations. Such capital gain or loss generally will be treated as U.S. source income or loss, as applicable, for U.S. foreign tax credit purposes.

  PFIC Status and Significant Tax Consequences

        Adverse U.S. federal income tax rules apply to a U.S. Holder that owns an equity interest in a non-U.S. corporation that is classified as a PFIC for U.S. federal income tax purposes. In general, we will be treated as a PFIC with respect to a U.S. Holder if, for any taxable year in which the holder held our common units or Series A Preferred Units, either:

  •
  at least 75.0% of our gross income (including our pro rata share of the gross income of our vessel-owning subsidiaries) for such taxable year consists of passive income (e.g., dividends, interest, capital gains from the sale or exchange of investment property and rents derived other than in the active conduct of a rental business); or

  •
  at least 50.0% of the average value of the assets held by us (including our pro rata share of the assets of our vessel-owning subsidiaries) during such taxable year produce, or are held for the production of, passive income.

        Income earned, or treated as earned (for U.S. federal income tax purposes), by us in connection with the performance of services would not constitute passive income for PFIC purposes. By contrast, rental income generally would constitute "passive income" unless we were treated as deriving that rental income in the active conduct of a trade or business under the applicable rules.

        Based on our current and projected methods of operation, and an opinion of counsel, we do not believe that we were a PFIC for the 2019 taxable year and we expect that we will not be a PFIC for our current or any future taxable year. We have received an opinion of our U.S. counsel, Baker Botts L.L.P., in support of this position that concludes that the income our subsidiaries earn from certain of our present time-chartering activities should not constitute passive income for purposes of determining whether we are a PFIC. In addition, we have represented to our U.S. counsel that more than 25.0% of our gross income for the 2019 taxable year arose, and we expect that more than 25.0% of our gross income for our current and each future taxable year will arise, from such time charters or other income our U.S. counsel has opined does not constitute passive income, and more than 50.0% of the average value of our assets for each such year was or will be held for the production of such nonpassive income. Assuming the accuracy of representations we have made to our U.S. counsel for purposes of their opinion, our U.S. counsel is of the opinion that we should not be a PFIC for the 2019 taxable year, and assuming the composition of our income and assets is consistent with these expectations for our current and future years, we should not be a PFIC for our current and any future year. This opinion is based and its accuracy is conditioned on representations, valuations and projections provided by us regarding our assets, income and charters to our U.S. counsel. While we believe these representations, valuations and projections to be accurate, the shipping market is volatile, and no assurance can be given that they will continue to be accurate at any time in the future.

        Our counsel has indicated to us that the conclusions described above are not free from doubt. While there is legal authority supporting our conclusions, including IRS pronouncements concerning the characterization of income derived from time charters as services income, the United States Court of Appeals for the Fifth Circuit (or the Fifth Circuit) held in Tidewater Inc. v. United States, 565 F.3d 299 (5th Cir. 2009), that income derived from certain marine time charter agreements should be treated as rental income rather than services income for purposes of a "foreign sales corporation" provision of the Code. In that case, the Fifth Circuit did not address the definition of passive income or the PFIC rules; however, the reasoning of the case could have implications as to how the income from a time charter would be classified under such rules. If the reasoning of this case were extended to the PFIC context, the gross income we derive or are deemed to derive from our time chartering activities may be treated as rental income, in which case we would likely be treated as a PFIC. The IRS has announced its nonacquiescence with the court's holding in the Tidewater case and, at the same time, announced the position of the IRS that the marine time charter agreements at issue in that case should be treated as service contracts.

        Distinguishing between arrangements treated as generating rental income and those treated as generating services income involves weighing and balancing competing factual considerations, and there is no legal authority under the PFIC rules addressing our specific method of operation. Conclusions in this area therefore remain matters of interpretation. We are not seeking a ruling from the IRS on the treatment of income generated from our time chartering operations. Thus, it is possible that the IRS or a court could disagree with this position. In addition, although we intend to conduct our affairs in a manner to avoid being classified as a PFIC with respect to any taxable year, we cannot assure unitholders that the nature of our operations will not change in the future and that we will not become a PFIC in any future taxable year.

        As discussed more fully below, if we were to be treated as a PFIC for any taxable year in which a U.S. Holder holds our common units or Series A Preferred Units (and regardless of whether we remain a PFIC for subsequent taxable years), a U.S. Holder would be subject to different taxation rules depending on whether the U.S. Holder makes an election to treat us as a "Qualified Electing Fund," which we refer to as a "QEF election." As an alternative to making a QEF election, a U.S. Holder should be able to make a "mark-to-market" election with respect to our common units or Series A Preferred Units, as discussed below. If we are a PFIC, a U.S. Holder will be subject to the PFIC rules described herein with respect to any of our subsidiaries that are PFICs. However, the mark-to-market election discussed below will likely not be available with respect to shares of such PFIC subsidiaries. In addition, if a U.S. Holder owns our common units or Series A Preferred Units during any taxable year that we are a PFIC, such holder must file an annual report with the IRS.

  Taxation of U.S. Holders Making a Timely QEF Election

        If a U.S. Holder makes a timely QEF election (or an Electing Holder), then, for U.S. federal income tax purposes, that Electing Holder must report as income for its taxable year its pro rata share of our ordinary earnings and net capital gain, if any, for our taxable years that end with or within the taxable year for which that holder is reporting, regardless of whether or not the Electing Holder received distributions from us in that year. The Electing Holder's adjusted tax basis in the common units or Series A Preferred Units will be increased to reflect taxed but undistributed earnings and profits. Distributions of earnings and profits that were previously taxed will result in a corresponding reduction in the Electing Holder's adjusted tax basis in common units or Series A Preferred Units and will not be taxed again once distributed. An Electing Holder generally will recognize capital gain or loss on the sale, exchange or other disposition of our common units or Series A Preferred Units. A U.S. Holder makes a QEF election with respect to any year that we are a PFIC by filing IRS Form 8621 with its U.S. federal income tax return. If, contrary to our expectations, we determine that we are treated as a PFIC for any taxable year, we will provide each U.S. Holder with the information necessary to make the QEF election described above.

  Taxation of U.S. Holders Making a "Mark-to-Market" Election

        If we were to be treated as a PFIC for any taxable year in which a U.S. Holder holds our common units or Series A Preferred Units and, as we anticipate, our common units or Series A Preferred Units were treated as "marketable stock," then, as an alternative to making a QEF election, a U.S. Holder would be allowed to make a "mark-to-market" election with respect to our common units or Series A Preferred Units, as applicable, provided the U.S. Holder completes and files IRS Form 8621 in accordance with the relevant instructions and related Treasury Regulations. If that election is made, the U.S. Holder generally would include as ordinary income in each taxable year the excess, if any, of the fair market value of the U.S. Holder's common units or Series A Preferred Units, as applicable, at the end of the taxable year over the holder's adjusted tax basis in such units. The U.S. Holder also would be permitted an ordinary loss in respect of the excess, if any, of the U.S. Holder's adjusted tax basis in the common units or Series A Preferred Units over the fair market value thereof at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. A U.S. Holder's tax basis in its common units or Series A Preferred Units would be adjusted to reflect any such income or loss recognized. Gain recognized on the sale, exchange or other disposition of our common units or Series A Preferred Units would be treated as ordinary income, and any loss recognized on the sale, exchange or other disposition of the common units or Series A Preferred Units, as applicable, would be treated as ordinary loss to the extent that such loss does not exceed the net mark-to-market gains previously included in income by the U.S. Holder. Because the mark-to-market election only applies to marketable stock, however, it would not apply to a U.S. Holder's indirect interest in any of our subsidiaries that were determined to be PFICs.

  Taxation of U.S. Holders Not Making a Timely QEF or Mark-to-Market Election

        If we were to be treated as a PFIC for any taxable year in which a U.S. Holder holds our common units or Series A Preferred Units, a U.S. Holder that does not make either a QEF election or a mark-to-market election for that year (or a Non-Electing Holder) would be subject to special rules resulting in increased tax liability with respect to (1) any excess distribution (i.e., the portion of any distributions received by the Non-Electing Holder on our common units or Series A Preferred Units in a taxable year in excess of 125.0% of the average annual distributions received by the Non-Electing Holder in the three preceding taxable years, or, if shorter, the Non-Electing Holder's holding period for such units), and (2) any gain realized on the sale, exchange or other disposition of the units. Under these special rules:

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  the excess distribution or gain would be allocated ratably over the Non-Electing Holder's aggregate holding period for the common units or Series A Preferred Units;

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  the amount allocated to the current taxable year and any taxable year prior to the taxable year we were first treated as a PFIC with respect to the Non-Electing Holder would be taxed as ordinary income; and

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  the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayers for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year.

        If we were treated as a PFIC for any taxable year and a Non-Electing Holder who is an individual dies while owning our common units or Series A Preferred Units, such holder's successor generally would not receive a step-up in tax basis with respect to such units.

U.S. Federal Income Taxation of Non-U.S. Holders

        A beneficial owner of our common units or Series A Preferred Units (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder is referred to as a Non-U.S. Holder. If you are a partner in a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holding our common units or Series A Preferred Units, you should consult your own tax advisor regarding the tax consequences to you of the partnership's ownership of such units.

  Distributions

        Distributions we pay to a Non-U.S. Holder will not be subject to U.S. federal income tax or withholding tax if the Non-U.S. Holder is not engaged in a U.S. trade or business. If the Non-U.S. Holder is engaged in a U.S. trade or business, our distributions will be subject to U.S. federal income tax in the same manner as a U.S. Holder to the extent they constitute income effectively connected with the Non-U.S. Holder's U.S. trade or business (provided, in the case of a Non-U.S. Holder entitled to the benefits of an income tax treaty with the United States, such distributions also are attributable to a U.S. permanent establishment). The after-tax amount of any effectively connected dividends received by a corporate Non-U.S. Holder may also be subject to an additional U.S. branch profits tax at a 30.0% rate (or, if applicable, a lower treaty rate).

  Disposition of Units

        In general, a Non-U.S. Holder is not subject to U.S. federal income tax or withholding tax on any gain resulting from the disposition of our common units or Series A Preferred Units provided the Non-U.S. Holder is not engaged in a U.S. trade or business. A Non-U.S. Holder that is engaged in a U.S. trade or business will be subject to U.S. federal income tax in the same manner as a U.S. Holder in the event the gain from the disposition of such units is effectively connected with the conduct of such U.S. trade or business (provided, in the case of a Non-U.S. Holder entitled to the benefits of an income tax treaty with the United States, such gain also is attributable to a U.S. permanent establishment). The after-tax amount of any effectively connected gain of a corporate Non-U.S. Holder may also be subject to an additional U.S. branch profits tax at a rate of 30.0% (or, if applicable, a lower treaty rate). However, even if not engaged in a U.S. trade or business, individual Non-U.S. Holders may be subject to tax on gain resulting from the disposition of our common units or Series A Preferred Units if they are present in the United States for 183 days or more during the taxable year in which those units are disposed and meet certain other requirements.

  Backup Withholding and Information Reporting

        In general, payments to a non-corporate U.S. Holder of distributions or the proceeds of a disposition of common units or Series A Preferred Units will be subject to information reporting. These payments to a non-corporate U.S. Holder also may be subject to backup withholding if the non-corporate U.S. Holder:

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  fails to provide an accurate taxpayer identification number;

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  is notified by the IRS that it has failed to report all interest or corporate distributions required to be reported on its U.S. federal income tax returns; or

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  in certain circumstances, fails to comply with applicable certification requirements.

        Non-U.S. Holders may be required to establish their exemption from information reporting and backup withholding by certifying their status on a properly completed IRS Form W-8BEN, W-8BEN-E, W-8ECI, W-8EXP or W-8IMY, as applicable.

        Backup withholding is not an additional tax. Rather, a unitholder generally may obtain a credit for any amount withheld against its liability for U.S. federal income tax (and obtain a refund of any amounts withheld in excess of such liability) by timely filing a U.S. federal income tax return with the IRS.

        In addition, individual citizens or residents of the United States holding certain "foreign financial assets" (which generally includes stock and other securities issued by a foreign person unless held in account maintained by a financial institution) that exceed certain thresholds (the lowest being foreign financial assets with a value in excess of (i) $50,000 on the last day of the taxable year or (ii) $75,000 at any time during the taxable year) are required to report information relating to such assets. Significant penalties may apply for failure to satisfy the reporting obligations described above. U.S. Holders should consult their tax advisors regarding their reporting obligations, if any, that would result from their purchase, ownership or disposition of our common units or Series A Preferred Units.

 NON-UNITED STATES TAX CONSIDERATIONS

Marshall Islands Tax Consequences

        The following discussion is based upon the opinion of Seward & Kissel LLP, our counsel as to matters of the laws of the Republic of the Marshall Islands, and the current laws of the Republic of the Marshall Islands applicable to persons who do not reside in, maintain offices in or engage in business in the Republic of the Marshall Islands.

        Because we and our subsidiaries do not and do not expect to conduct business or operations in the Republic of the Marshall Islands, and because all documentation related to this offering will be executed outside of the Republic of the Marshall Islands, under current Marshall Islands law you will not be subject to Marshall Islands taxation or withholding on distributions, including upon distributions treated as a return of capital, we make to you as a unitholder. In addition, you will not be subject to Marshall Islands stamp, capital gains or other taxes on the purchase, ownership or disposition of common units, and you will not be required by the Republic of the Marshall Islands to file a tax return relating to your ownership of common units.

        EACH PROSPECTIVE UNITHOLDER IS URGED TO CONSULT HIS OWN TAX COUNSEL OR OTHER ADVISOR WITH REGARD TO THE LEGAL AND TAX CONSEQUENCES OF UNIT OWNERSHIP UNDER THEIR PARTICULAR CIRCUMSTANCES.

TAXATION OF THE PARTNERSHIP

United States Taxation

        The following is a discussion of the material U.S. federal income tax considerations applicable to us and is the opinion of Baker Botts L.L.P., our U.S. counsel, insofar as it contains legal conclusions based upon the application of U.S. federal income tax law to our particular factual circumstances. The opinion of our counsel is dependent on the accuracy of factual representations made by us to them, including descriptions of our operations contained or incorporated by reference herein. This discussion is based upon provisions of the Code as in effect on the date of this prospectus, existing final and temporary regulations thereunder ("Treasury Regulations"), and current administrative rulings and court decisions, all of which are subject to change or differing interpretation, possibly with retroactive effect. Changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. Statements contained herein that "we believe," "we expect" or similar phrases are not legal conclusions or opinions of counsel. The following discussion is for general information purposes only and does not purport to be a comprehensive description of all of the U.S. federal income tax considerations applicable to us.

        Election to be Treated as a Corporation.    We have elected to be treated as a corporation for U.S. federal income tax purposes. As such, we are subject to U.S. federal income tax on our income to the extent it is from U.S. sources or is treated as effectively connected with the conduct of a trade or business in the United States, unless such income is exempt from tax under Section 883 of the Code or otherwise.

        Taxation of Operating Income.    Substantially all of our gross income has historically been attributable to the transportation, regasification and storage of LNG, and we expect that substantially all of our gross income will, in the future, be attributable to the transportation, regasification and storage of LNG and liquefaction. Gross income generated from regasification and storage of LNG and liquefaction outside of the United States generally is not subject to U.S. federal income tax, and gross income generated from such activities in the United States generally is subject to U.S. federal income tax on a net basis plus a branch profits tax. Gross income that is attributable to transportation that either begins or ends, but that does not both begin and end, in the United States ("U.S. Source International Transportation Income") is considered to be 50.0% derived from sources within the United States and may be subject to U.S. federal income tax on a gross basis as described below. Gross income attributable to transportation that both begins and ends in the United States ("U.S. Source Domestic Transportation Income") is considered to be 100.0% derived from sources within the United States and generally is subject to U.S. federal income tax on a net basis plus a branch profits tax. Gross income attributable to transportation exclusively between non-U.S. destinations is considered to be 100.0% derived from sources outside the United States and generally is not subject to U.S. federal income tax.

        We are not permitted by law to engage in transportation that gives rise to U.S. Source Domestic Transportation Income, and we do not anticipate providing any regasification, storage or liquefaction services within the territorial seas of the United States. However, certain of our activities give rise to U.S. Source International Transportation Income, and future changes or expansion of our operations could result in an increase in the amount of U.S. Source International Transportation Income, all of which could be subject to U.S. federal income taxation unless the exemption from U.S. taxation under Section 883 of the Code (the "Section 883 Exemption") applies.

        The Section 883 Exemption.    In general, the Section 883 Exemption provides that if a non-U.S. corporation satisfies the requirements of Section 883 of the Code and the Treasury Regulations thereunder (the "Section 883 Regulations"), it will not be subject to the net basis and branch profits taxes or the 4.0% gross basis tax described below on its U.S. Source International Transportation

Income. The Section 883 Exemption applies only to U.S. Source International Transportation Income and does not apply to U.S. Source Domestic Transportation Income. As discussed below, we believe that based on our current ownership structure, the Section 883 Exemption applies and we are not subject to U.S. federal income tax on our U.S. Source International Transportation Income.

        To qualify for the Section 883 Exemption for a particular taxable year, we must, among other things, meet the following three requirements:

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  be organized in a jurisdiction outside the United States that grants an equivalent exemption from tax to corporations organized in the United States with respect to the types of U.S. Source International Transportation Income that we earn (an "Equivalent Exemption");

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  satisfy the Publicly Traded Test (as described below) or the Qualified Shareholder Stock Ownership Test (as described below); and

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  meet certain substantiation, reporting and other requirements.

        In order for a non-U.S. corporation to meet the Publicly Traded Test, its equity interests must be "primarily traded" and "regularly traded" on an established securities market either in the United States or in a jurisdiction outside the United States that grants an Equivalent Exemption. The Section 883 Regulations provide, in pertinent part, that equity interests in a non-U.S. corporation will be considered to be "primarily traded" on an established securities market in a given country if, with respect to the class or classes of equity relied upon to meet the "regularly traded" requirement described below, the number of units of each such class that are traded during any taxable year on all established securities markets in that country exceeds the number of units in such class that are traded during that year on established securities markets in any other single country.

        Equity interests in a non-U.S. corporation will be considered to be "regularly traded" on an established securities market under the Section 883 Regulations if one or more classes of such equity interests that, in the aggregate, represent more than 50.0% of the combined vote and value of all outstanding equity interests in the non-U.S. corporation satisfy certain listing and trading volume requirements. These listing and trading volume requirements will be satisfied with respect to a class of equity interests if trades in such class are effected, other than in de minimis quantities, on an established securities market on at least 60 days during the taxable year and the aggregate number of units in such class that are traded on an established securities market during the taxable year is at least 10.0% of the average number of units outstanding in that class during the taxable year (with special rules for short taxable years). In addition, a class of equity interests will be considered to satisfy these trading volume requirements if the equity interests in such class are traded during the taxable year on an established securities market in the United States and are "regularly quoted by dealers making a market" in such class (within the meaning of the Section 883 Regulations).

        Even if a class of equity satisfies the foregoing requirements, and thus generally would be treated as "regularly traded" on an established securities market, an exception may apply to cause the class to fail the regularly traded test for a taxable year if, for more than half of the number of days during the taxable year, one or more 5.0% unitholders (i.e., unitholders owning, actually or constructively, at least 5.0% of the vote and value of that class) own in the aggregate 50.0% or more of the vote and value of the class (the "Closely Held Block Exception"). For purposes of identifying its 5.0% unitholders, a non-U.S. corporation is entitled to rely on Schedule 13D and Schedule 13G filings with the SEC. In addition, an investment company that is registered under the Investment Company Act of 1940, as amended, is not treated as a 5.0% unitholder. The Closely Held Block Exception does not apply, however, in the event the corporation can establish that a sufficient proportion of such 5.0% unitholders are Qualified Shareholders (as defined below) so as to preclude other persons who are 5.0% unitholders from owning 50.0% or more of the value of that class for more than half the days during the taxable year.

        As set forth above, as an alternative to satisfying the Publicly Traded Test, a non-U.S. corporation may qualify for the Section 883 Exemption by satisfying the Qualified Shareholder Stock Ownership Test. A corporation generally will satisfy the Qualified Shareholder Stock Ownership Test if more than 50.0% of the value of its outstanding equity interests is owned, or treated as owned after applying certain attribution rules, for at least half of the number of days in the taxable year by:

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  individual residents of jurisdictions that grant an Equivalent Exemption;

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  non-U.S. corporations organized in jurisdictions that grant an Equivalent Exemption and that meet the Publicly Traded Test; or

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  certain other qualified persons described in the Section 883 Regulations (which we refer to collectively as Qualified Shareholders).

        We believe that we currently satisfy all of the requirements for the Section 883 Exemption, and we expect that we will continue to satisfy such requirements. We are organized under the laws of the Republic of the Marshall Islands. The U.S. Treasury Department has recognized the Republic of the Marshall Islands as a jurisdiction that grants an Equivalent Exemption with respect to the type of U.S. Source International Transportation Income we earn and expect to earn in the future. Consequently, our U.S. Source International Transportation Income (including for this purpose any such income earned by our subsidiaries) should be exempt from U.S. federal income taxation provided we meet either the Publicly Traded Test or the Qualified Shareholder Stock Ownership Test and we satisfy certain substantiation, reporting and other requirements.

        Our common units and Series A Preferred Units are traded only on the Nasdaq Global Market, which is considered to be an established securities market. Based on this fact, we have represented to our U.S. counsel that the number of our common units and Series A Preferred Units that is traded on the Nasdaq Global Market exceeds the number of our common units and Series A Preferred Units that is traded on any other established securities market, and this is not expected to change. Assuming the accuracy of this representation, our U.S. counsel is of the opinion that our common units and Series A Preferred Units are "primarily traded" on an established securities market for purposes of the Publicly Traded Test.

        Although the matter is not free from doubt, based on our analysis of our current and expected cash flow and distributions on our outstanding equity interests, we have represented to our U.S. counsel that our common units and Series A Preferred Units represent more than 50.0% of the total value of all of our outstanding equity interests, and we have represented that such units represent more than 50.0% of the total combined voting power of our equity interests. In addition, we believe and have represented to our U.S. counsel that our common units and Series A Preferred Units currently satisfy, and expect that our common units and Series A Preferred Units will continue to satisfy, the listing and trading volume requirements described previously. Assuming the accuracy of these representations, our U.S. counsel is of the opinion that our equity interests are "regularly traded" on an established securities market for purposes of the Publicly Traded Test.

        Further, our partnership agreement provides that any person or group that beneficially owns more than 4.9% of any class of our units then outstanding generally will be treated as owning only 4.9% of such units for purposes of voting for directors. There can be no assurance that this limitation will be effective to eliminate the possibility that we have or will have any 5.0% unitholders for purposes of the Closely Held Block Exception, and our U.S. counsel has not rendered an opinion with respect to this limitation. Nevertheless, based on the current ownership of our units, we believe that our common units and Series A Preferred Units have not lost eligibility for the Section 883 Exemption as a result of the Closely Held Block Exception. Thus, although the matter is not free from doubt and is based upon our belief and expectations regarding our satisfaction of the factual requirements described above, as well as the legal opinion of our U.S. counsel described above, we believe that we will satisfy the Publicly Traded Test for the present taxable year and future taxable years.

        The legal conclusions of our counsel described above are based upon legal authorities that do not expressly contemplate an organizational structure such as ours. In particular, although we have elected to be treated as a corporation for U.S. federal income tax purposes, we are organized as a limited partnership under Marshall Islands law. Accordingly, while we believe that, assuming satisfaction of the factual requirements described above, our common units and Series A Preferred Units should be considered "regularly traded" on an established securities market and that we should satisfy the requirements for the Section 883 Exemption, it is possible that the IRS would assert that our common units or Series A Preferred Units do not meet the "regularly traded" test. In addition, as described previously, our ability to satisfy the Publicly Traded Test depends upon factual matters that are subject to change. Should any of the factual requirements described above fail to be satisfied, we may not be able to satisfy the Publicly Traded Test. Furthermore, our board of directors could determine that it is in our best interests to take an action that would result in our not being able to satisfy the Publicly Traded Test in the future. Please read "—The Net Basis Tax and Branch Profits Tax" and "—The 4.0% Gross Basis Tax" below for a discussion of the consequences in the event we do not qualify for the Section 883 Exemption.

        The Net Basis Tax and Branch Profits Tax.    If we earn U.S. Source International Transportation Income and the Section 883 Exemption does not apply, the U.S. source portion of such income may be treated as effectively connected with the conduct of a trade or business in the United States ("Effectively Connected Income") if we have a fixed place of business in the United States involved in the earning of U.S. Source International Transportation Income and substantially all of our U.S. Source International Transportation Income is attributable to regularly scheduled transportation or, in the case of vessel leasing income, is attributable to a fixed place of business in the United States. In addition, if we earn income from regasification or storage of LNG or liquefaction within the territorial seas of the United States, such income may be treated as Effectively Connected Income. Based on our current operations, substantially all of our potential U.S. Source International Transportation Income is not attributable to regularly scheduled transportation or received from vessel leasing, and none of our regasification, storage or liquefaction activities occur within the territorial seas of the United States. As a result, we do not anticipate that any of our U.S. Source International Transportation Income or income earned from regasification, storage or liquefaction will be treated as Effectively Connected Income. However, there is no assurance that we will not earn income pursuant to regularly scheduled transportation or bareboat charters attributable to a fixed place of business in the United States (or earn income from regasification, storage or liquefaction activities within the territorial seas of the United States) in the future, which would result in such income being treated as Effectively Connected Income.

        Any income we earn that is treated as Effectively Connected Income, net of applicable deductions, would be subject to U.S. federal corporate income tax (currently imposed at a rate of 21.0%). In addition, a 30.0% branch profits tax could be imposed on any income we earn that is treated as Effectively Connected Income, as determined after allowance for certain adjustments, and on certain interest paid or deemed paid by us in connection with the conduct of our U.S. trade or business.

        On the sale of a vessel that has produced Effectively Connected Income, we could be subject to the net basis U.S. federal corporate income tax as well as branch profits tax with respect to the gain recognized up to the amount of certain prior deductions for depreciation that reduced Effectively Connected Income. Otherwise, we would not be subject to U.S. federal income tax with respect to gain realized on the sale of a vessel, provided the sale is considered to occur outside of the United States under U.S. federal income tax principles. In general, a sale of vessel will be considered to occur outside of the United States for this purpose if title to the vessel, and risk of loss with respect to the vessel, pass to the buyer outside the United States. It is expected that any sale of a vessel by us will be considered to occur outside of the United States.

        The 4.0% Gross Basis Tax.    If the Section 883 Exemption does not apply and the net basis tax does not apply, we would be subject to a 4.0% U.S. federal income tax on the U.S. source portion of our gross U.S. Source International Transportation Income, without benefit of deductions. Under the sourcing rules described above under "—Taxation of Operating Income," 50.0% of our U.S. Source International Transportation Income would be treated as being derived from U.S. sources.

 PLAN OF DISTRIBUTION

        The securities offered pursuant to this prospectus and any accompanying prospectus supplement may be sold in any of the following ways:

  •
  directly to one or more purchasers;

  •
  through agents;

  •
  through underwriters, brokers or dealers; or

  •
  through a combination of any of the above methods of sale.

        The applicable prospectus supplement relating to the securities will set forth, among other things:

  •
  the offering terms, including the name or names of any underwriters, dealers or agents;

  •
  the purchase price of the securities and the proceeds to us from such sale;

  •
  any underwriting discounts, concessions, commissions and other items constituting compensation to underwriters, dealers or agents;

  •
  any initial public offering price;

  •
  any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers;

  •
  in the case of debt securities, the interest rate, maturity and any redemption provisions;

  •
  in the case of debt securities that are convertible into or exchangeable for other securities, the conversion or exchange rate and other terms, conditions and features; and

  •
  any securities exchanges on which the securities may be listed.

        We will fix a price or prices of our securities at:

  •
  market prices prevailing at the time of any sale under this registration statement;

  •
  prices related to market prices; or

  •
  negotiated prices.

        We may change the price of the securities offered from time to time.

        We, or agents designated by us, may directly solicit, from time to time, offers to purchase the securities. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act. We will name any agents involved in the offer or sale of the securities and describe any commissions payable by us to these agents in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, these agents will be acting on a best efforts basis for the period of their appointment. The agents may be entitled under agreements which may be entered into with us to indemnification by us against specific civil liabilities, including liabilities under the Securities Act. The agents may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.

        If we or the selling unitholder utilize any underwriters in the sale of the securities in respect of which this prospectus is delivered, we and, if applicable, the selling unitholder will enter into an underwriting agreement with the underwriters at the time of sale to them. We will set forth the names of these underwriters and the terms of the transaction in the prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. We and, if applicable, the selling unitholder may indemnify the underwriters under the relevant underwriting agreement against specific civil liabilities, including liabilities under the Securities

Act. The underwriters may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.

        In compliance with the guidelines of FINRA, the maximum compensation to be paid to underwriters participating in any offering made pursuant to this prospectus will not exceed 8% of the gross proceeds from that offering.

        If we utilize a dealer in the sale of the securities in respect of which this prospectus is delivered, we will sell those securities to the dealer, as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. We may indemnify the dealers against specific liabilities, including liabilities under the Securities Act. The dealers may also be our customers or may engage in transactions with, or perform services for us in the ordinary course of business.

        Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the prospectus supplement relating thereto. We may use electronic media, including the internet, to sell offered securities directly.

        We may offer our common units or Series A preferred units into an existing trading market on the terms described in the prospectus supplement relating thereto. Underwriters, dealers and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

        Certain of the underwriters and their affiliates may be customers of, may engage in transactions with and may perform services for us or our affiliates in the ordinary course of business.

        A prospectus and accompanying prospectus supplement in electronic form may be made available on the websites maintained by the underwriters. The underwriters may agree to allocate a number of securities for sale to their online brokerage account holders. Such allocations of securities for internet distributions will be made on the same basis as other allocations. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.

        To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

        In connection with offerings of securities under the registration statement of which this prospectus forms a part and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

SELLING UNITHOLDER

        This prospectus covers the offering for resale from time to time, in one or more offerings, of up to 21,226,586 common units owned directly or indirectly by Golar LNG Limited, the selling unitholder. In addition to holding common units, Golar LNG Limited also owns all of the ownership interests in our general partner, which owns a 2% general partner interest in us, and our incentive distribution rights. See "About Golar LNG Partners LP" for additional information regarding our relationship with the selling unitholder.

        The following table sets forth information relating to the selling unitholder as of January 10, 2020 based on information supplied to us by the selling unitholder on or prior to that date. We have not sought to verify such information. Information concerning the selling unitholder may change over time. The selling unitholder may hold or acquire at any time common units in addition to those offered by this prospectus and may have acquired additional common units since the date on which the information reflected herein was provided to us. In addition, the selling unitholder may have sold, transferred or otherwise disposed of some or all of its common units since the date on which the information reflected herein was provided to us and may in the future sell, transfer or otherwise dispose of some or all of its common units in private placement transactions exempt from or not subject to the registration requirements of the Securities Act.

			Common Units Owned After Offering
Selling Unitholder	Common Units Owned Prior To Offering	Common Units Being Offered	Number of Units(1)	Percentage(2)
Golar LNG Limited(3)	21,226,586	21,226,586	0	0%

(1)
Assumes the sale of all common units held by the selling unitholder offered by this prospectus.

(2)
Based on 69,301,636 common units outstanding as of January 10, 2020.

(3)
Golar LNG Limited is a public company listed on the NASDAQ Global Select Market. References in this prospectus to the selling unitholder include Golar LNG Limited and Golar ML LLC, a wholly-owned subsidiary of Golar LNG Limited, and their respective transferees, distributees and other successors-in-interest. The address of Golar LNG Limited and Golar ML LLC is 2nd Floor, S.E. Pearman Building, 9 Par-la-Ville Road, Hamilton HM11, Bermuda.

        The prospectus supplement for any offering of our common units by the selling unitholder will set forth the following information with respect to the selling unitholder

  •
  the nature of any position, office or other material relationship that the selling unitholder has had within the last three years with us or any of our affiliates;

  •
  the number of common units owned by the selling unitholder prior to the offering;

  •
  the amount of common units to be offered for the selling unitholder's account; and

  •
  the amount and (if one percent or more) the percentage of common units to be owned by the selling unitholder after the completion of the offering.

 SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

        We are organized under the laws of the Marshall Islands as a limited partnership. Our general partner is organized under the laws of the Marshall Islands as a limited liability company. The Marshall Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a significantly lesser extent.

        Most of our directors and officers and those of our subsidiaries are residents of countries other than the United States. Substantially all of our and our subsidiaries' assets and a substantial portion of the assets of our directors and officers are located outside the United States. As a result, it may be difficult or impossible for United States investors to effect service of process within the United States upon us, our directors or officers, our general partner or our subsidiaries or to realize against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. We have appointed Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711, as our agent to accept service of process on our behalf in the United States.

        In addition, there is uncertainty as to whether the courts of the Marshall Islands would (1) recognize or enforce against us, our general partner, or the directors or officers of such entities judgments of courts of the United States based on civil liability provisions of applicable U.S. federal and state securities laws; or (2) impose liabilities against us, our general partner or such directors and officers in original actions brought in the Marshall Islands, based on these laws.

        Our partnership agreement is governed by Marshall Islands law. Our partnership agreement requires that any claims, suits, actions or proceedings:

  •
  arising out of or relating in any way to our partnership agreement (including any claims, suits or actions to interpret, apply or enforce the provisions of our partnership agreement or the duties, obligations or liabilities among limited partners or of limited partners to us, or the rights or powers of, or restrictions on, our limited partners or us);

  •
  brought in a derivative manner on our behalf;

  •
  asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of us or our general partner, or owed by our general partner, to us or our limited partners;

  •
  asserting a claim arising pursuant to any provision of the Marshall Islands Limited Partnership Act; and

  •
  asserting a claim governed by the internal affairs doctrine shall be exclusively brought in the Court of Chancery of the State of Delaware, unless otherwise provided for in the Marshall Islands Limited Partnership Act, in each case regardless of whether such claims, suits, actions or proceedings arise under laws relating to contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal or other grounds, or are derivative or direct claims. By purchasing a unit, a limited partner is irrevocably consenting to these limitations and provisions regarding claims, suits, actions or proceedings and submitting to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, unless otherwise provided for in the Marshall Islands Limited Partnership Act, in connection with any such claims, suits, actions or proceedings. This exclusive forum provision does not apply to actions arising under the Securities Act or the Exchange Act.

 LEGAL MATTERS

        Unless otherwise stated in the applicable prospectus supplement, (a) the validity of the debt securities under New York law and certain other legal matters will be passed upon for us by Baker Botts L.L.P., Washington, D.C., and (b) the validity of our common units and other units representing limited partner interests in us and certain other legal matters with respect to the laws of The Republic of the Marshall Islands will be passed upon for us by our counsel as to Marshall Islands law, Seward & Kissel LLP, New York, New York. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

 EXPERTS

        The consolidated financial statements of Golar LNG Partners LP appearing in Golar LNG Partners LP's Annual Report (Form 20-F) for the year ended December 31, 2018, and the effectiveness of Golar LNG Partners LP's internal control over financial reporting as of December 31, 2018 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

 EXPENSES

        The following table sets forth the costs and expenses, other than the underwriting discounts and commissions, in connection with the issuance and distribution of the securities covered by this prospectus.

U.S. Securities and Exchange Commission registration fee		$101,231
Nasdaq Global Market listing fee			*
Legal fees and expenses			*
Accounting fees and expenses			*
Printing and engraving costs			*
Transfer agent fees and other			*
Miscellaneous

Total	$		*

*
To be provided in a prospectus supplement or in a Report on Form 6-K subsequently incorporated by reference into this prospectus.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8.    Indemnification of Directors and Officers.

        Golar LNG Partners LP is a Marshall Islands limited partnership. Under the Marshall Islands Limited Partnership Act, a partnership agreement may set forth that the partnership shall indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever. Under our partnership agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

  (1)
  our general partner;

  (2)
  any departing general partner;

  (3)
  any person who is or was an affiliate of our general partner or any departing general partner;

  (4)
  any person who is or was an officer, director, member, fiduciary or trustee of any entity described in (1), (2) or (3) above;

  (5)
  any person who is or was serving as a director, officer, member, fiduciary or trustee of another person at the request of our board of directors, our general partner or any departing general partner;

  (6)
  any person designated by our board of directors;

  (7)
  the members of our board of directors; and

  (8)
  any of our officers.

        Any indemnification under these provisions will only be out of our assets. Unless it otherwise agrees, our general partner will not be personally liable for, or have any obligation to contribute or lend funds or assets to us to enable us to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under the partnership agreement. We currently maintain directors' and officers' insurance for our directors and officers.

Item 9.    Exhibits.

        The following documents are filed as exhibits to this registration statement:

Exhibit No.		Description
1.1	*	Form of Underwriting Agreement

3.1		Certificate of Limited Partnership of Golar LNG Partners LP (incorporated by reference to Exhibit 3.1 to the registrant's Registration Statement on Form F-1 (Registration No. 333-173160))

3.2		Third Amended and Restated Agreement of Limited Partnership of Golar LNG Partners LP (incorporated by reference to Exhibit 4.1 to the registrant's Form 6-K filed on October 31, 2017)

4.1		Form of Senior Indenture (incorporated by reference to the Form of Senior Indenture filed as Exhibit 4.1 to the Registration Statement on Form F-3 of Golar LNG Partners LP filed on May 25, 2012 (Registration No. 333-181094))

Exhibit No.		Description
4.2		Form of Subordinated Indenture (incorporated by reference to the Form of Subordinated Indenture filed as Exhibit 4.1 to the Registration Statement on Form F-3 of Golar LNG Partners LP filed on May 25, 2012 (Registration No. 333-181094))

4.3	*	Form of Debt Securities

4.4	*	Form of Warrant Certificate

4.5	*	Form of Warrant Agreement

4.6	*	Form of Option Agreement

4.7	*	Form of Rights Agreement

5.1	**	Opinion of Baker Botts L.L.P. as to the validity of the debt securities, options, warrants and rights being registered

5.2	**	Opinion of Seward & Kissel LLP as to the legality of the common units, the other classes of units representing limited partner interests and the common units and other classes of units representing limited partner interests underlying the options, the warrants and the rights being registered

8.1		Opinion of Baker Botts L.L.P. relating to tax matters

8.2	**	Opinion of Seward & Kissel LLP relating to tax matters

23.1		Consent of Ernst & Young LLP

23.2	**	Consent of Baker Botts L.L.P. (contained in Exhibits 5.1 and 8.1)

23.3	**	Consent of Seward & Kissel LLP (contained in Exhibits 5.2 and 8.2)

24.1	**	Power of Attorney

25.1	***	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 under the Senior Indenture

25.2	***	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 under the Subordinated Indenture

*
To be filed as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act or in a post-effective amendment to this registration statement.

**
Previously filed with our Registration Statement on Form F-3 (File no. 333-235614) on December 20, 2019.

***
To be filed in accordance with Section 310(a) of the Trust Indenture Act of 1939, as amended.

Item 10.    Undertakings.

        The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (a)
  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

  (b)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

    (c)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    Provided however, that paragraphs 1(a), 1(b) and 1(c) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering.

  (5)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (a)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (b)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

  (6)
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (a)
  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (b)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (c)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  (d)
  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

  (7)
  To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

  (8)
  That for the purpose of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (9)
  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Amendment No. 1 to the registration statement on Form F-3 (File No. 333-235614) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, in the United Kingdom on the 10th day of January 2020.

GOLAR LNG PARTNERS LP
By:	/s/ GRAHAM ROBJOHNS
	Name:	Graham Robjohns
	Title:	Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GRAHAM ROBJOHNS Graham Robjohns	Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer	January 10, 2020
* Tor Olav Troim	Director	January 10, 2020
* Jeremy Kramer	Director	January 10, 2020
* Paul Leand Jr.	Director	January 10, 2020
* Lori Wheeler Naess	Director	January 10, 2020
* Carl Steen	Director	January 10, 2020

Signature			Title	Date

* Alf Thorkildsen			Director	January 10, 2020
* Georgina Sousa			Director	January 10, 2020
*By:	/s/ GRAHAM ROBJOHNS
	Name:	Graham Robjohns, as attorney-in-fact

 SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

        Pursuant to the Securities Act of 1933, as amended, the undersigned, a duly authorized representative of Golar LNG Partners LP in the United States, has signed the Registration Statement in the City of Newark, State of Delaware on the 10th day of January 2020.

PUGLISI & ASSOCIATES
By:	/s/ DONALD J. PUGLISI
	Name:	Donald J. Puglisi
	Title:	Managing Director Authorized Representative in the United States